         As filed with the Securities and Exchange Commission on April 5, 2000

                                                  Registration No. 333-________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                  GLIATECH INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                      34-1587242
 (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                 23420 Commerce Park Road, Cleveland, Ohio 44122
           (Address of Principal Executive Offices Including Zip Code)

                       INDIVIDUAL STOCK OPTION AGREEMENTS
                   BETWEEN GLIATECH INC. AND CERTAIN DIRECTORS
                            (Full Title of the Plan)

                           Thomas O. Oesterling, Ph.D.
                             Chief Executive Officer
                                  Gliatech Inc.
                            23420 Commerce Park Road
                              Cleveland, Ohio 44122
                     (Name and Address of Agent For Service)

                                 (216) 831-3200
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of                   Amount to be             Proposed Maxi-           Proposed Maxi-           Amount of
Securities to              Registered (1)           mum Offering             mum Aggregate            Registration
be Registered                                       Price Per Share          Offering Price           Fee(2)
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share(3)         9,000                    $16.47                   $148,230                 $39.13

============================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also covers such additional common stock, $0.01 par value per share, as may become issuable pursuant to the anti-dilution provisions of the individual stock option agreements between Gliatech Inc. and certain directors.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the Nasdaq Stock Market, Inc. on March 31, 2000, within five business days prior to filing.

(3) Each share of common stock includes one preferred share purchase right (the "Right"). Each Right, when exercisable, entitles the holder to purchase one one-hundredth of a share of the registrant's Series A Junior Participating Preferred Stock. Such Rights are not currently exercisable or transferrable independently of the common stock. The terms of the Rights are described in the registration statement on Form 8-A as filed with the Securities and Exchange Commission by the Registrant on July 2, 1997, as amended as of November 19, 1999.


                         Exhibit Index Appears on Page 3

                                     Part II


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Gliatech Inc. (the "Registrant") with the Securities and Exchange Commission ("Commission") are incorporated herein by reference:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

         (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A/A (the "Form 8-A/A") filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") for purposes of registering such securities thereunder, as such Form 8-A was amended as of July 2, 1997 and further amended as of November 19, 1999, to include the description of the Rights and any amendment or report filed for the purpose of updating such descriptions.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Articles Seventh and Eighth of the Registrant's Second Restated Certificate of Incorporation, incorporated herein by reference, and Article IX of the Registrant's Amended and Restated By-laws, incorporated herein by reference, which allow indemnification of officers and directors to the fullest extent permitted for a corporation organized under the laws of Delaware.

         The state of Delaware permits a corporation to indemnify current and former directors and officers against a wide range of costs actually and reasonably incurred in connection with an action, suit or proceeding that involves the indemnified person's service to the corporation, including certain expenses incurred in actions or suits brought on behalf of the corporation. Such indemnity is subject to certain standards of conduct by the indemnified person and to other conditions. Under certain circumstances, expenses may be paid in advance of the final disposition of an action, suit or proceeding, subject to the possibility of repayment to the corporation.

         The Registrant maintains directors and officers liability insurance for its directors and executive officers. Item 14 in Part II of Registrant's Registration Statement on Form S-1 (Reg. No. 33-96460), as amended, is incorporated herein by reference.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMS

         Not Applicable.

Item 8.  EXHIBITS



   Exhibit                             Exhibit
    Number                           Description
    ------                           -----------

     4(a)       Second Restated Certificate of Incorporation is hereby
                incorporated by reference to Exhibit 4(a) of the Registration
                Statement on Form S-8 (Reg. No. 333-00406).
     4(b)       Amended and Restated By-laws is hereby incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-8 (Reg.
                No. 333-00406).
     4(c)       Seventh Amended and Restated Rights of First Refusal, Co-Sale
                and Registration Rights Agreement is incorporated herein by reference to Exhibit 4.8 of the Registration Statement on Form
                S-1 (Reg. No. 33-96460).
     4(d)       Rights Agreement, dated as of July 1, 1997, by and between
                Gliatech Inc. and American Stock Transfer & Trust Company, as
                Rights Agent, is hereby incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (File No. 000-20096).
     4(e)       Amendment No. 1 to the Rights Agreement, dated November 17,
                1999, by and between Gliatech Inc. and American Stock Transfer and Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 of the Registration Statement on Form
                8-A/A (File No. 000-20096).
      5         Opinion of Jones, Day, Reavis & Pogue.
    23(a)       Consent of Ernst & Young LLP.
    23(b)       Opinion and Consent of Counsel -- See Exhibit 5.
      24        Power of Attorney.

Item 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 5, 2000.

                                      GLIATECH INC.



                             By:      /S/ RODNEY E. DAUSCH
                                      -----------------------------------------
                                      Rodney E. Dausch
                                      Executive Vice President, Chief Financial
                                      Officer and Secretary


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                    Title                                    Date
                ---------                                    -----                                    ----
        *                                   Chairman of the Board, Chief Executive                April 5, 2000
-------------------------------------       Officer, (Principal Executive Officer)
Thomas O. Oesterling Ph.D.                  and Director

/S/ RODNEY E. DAUSCH                        Executive Vice President and Chief                    April 5, 2000
-------------------------------------       Financial Officer (Principal Financial
Rodney E. Dausch                            and Accounting Officer)

        *                                   Director                                              April 5, 2000
-------------------------------------
Robert P. Pinkas
        *                                   Director                                              April 5, 2000
-------------------------------------
Theodore E. Haigler, Jr.
        *                                   Director                                              April 5, 2000
-------------------------------------
Ronald D. Henriksen
        *                                   Director                                              April 5, 2000
-------------------------------------
Irving S. Shapiro
        *                                   Director                                              April 5, 2000
-------------------------------------
John L. Ufheil
        *                                   Director                                              April 5, 2000
-------------------------------------
William A. Clarke

       * Rodney E. Dausch, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this Registration Statement on behalf of the above indicated officers and directors thereof (constituting a majority of the directors) pursuant to a power of attorney filed with the Securities and Exchange Commission.

By:      /S/ RODNEY E. DAUSCH                                    April 5, 2000
         ----------------------------------------------
         Rodney E. Dausch
         Executive Vice President, Chief Financial Officer and
         Secretary

                                  EXHIBIT INDEX
                                  -------------



   Exhibit                              Exhibit
    Number                            Description
    ------                            -----------

     4(a)       Second Restated Certificate of Incorporation is hereby
                incorporated by reference to Exhibit 4(a) of the Registration
                Statement on Form S-8 (Reg. No. 333-00406).
     4(b)       Amended and Restated By-laws is hereby incorporated by reference to Exhibit 4(b) of the Registration Statement on Form S-8 (Reg.
                No. 333-00406).
     4(c)       Seventh Amended and Restated Rights of First Refusal, Co-Sale
                and Registration Rights Agreement is incorporated herein by reference to Exhibit 4.8 of the Registration Statement on Form
                S-1 (Reg. No. 33-96460).
     4(d)       Rights Agreement, dated as of July 1, 1997, by and between
                Gliatech Inc. and American Stock Transfer & Trust Company, as
                Rights Agent, is hereby incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A (File No. 000-20096).
     4(e)       Amendment No. 1 to the Rights Agreement, dated November 17,
                1999, by and between Gliatech Inc. and American Stock Transfer and Trust Company, as Rights Agent, is hereby incorporated by reference to Exhibit 4.1 of the Registration Statement on Form
                8-A/A (File No. 000-20096).
      5         Opinion of Jones, Day, Reavis & Pogue.
    23(a)       Consent of Ernst & Young LLP.
    23(b)       Opinion and Consent of Counsel -- See Exhibit 5.
      24        Power of Attorney.